Exhibit 32.0
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Abington Bancorp, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert W. White, Chairman, President and Chief Executive Officer, and Jack J. Sandoski, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert W. White
Robert W. White
Chairman, President and Chief Executive Officer March 13, 2009

/s/ Jack J. Sandoski
Jack J. Sandoski
Senior Vice President and Chief Financial Officer March 13, 2009
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Abington Bancorp, Inc. and will be retained by Abington Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.